ANNALY CAPITAL MANAGEMENT, INC. REPORTS 3rd QUARTER 2026 RESULTS
NEW YORK—October 20, 2026—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter ended September 30, 2026.

Financial Highlights
•GAAP net income (loss) of ($1.36) per average common share for the quarter
•Earnings available for distribution ("EAD") of $0.80 per average common share for the quarter
•Economic return (loss) of (7.6%) for the third quarter
•Book value per common share of $17.86
•GAAP leverage of 8.0x, up from 7.4x in the prior quarter; economic leverage of 5.9x, up from 5.6x in the prior quarter
•Declared quarterly common stock cash dividend of $0.75 per share

Business Highlights
Investment and Strategy
•Total portfolio of $106.5 billion, including $91.8 billion in highly liquid Agency portfolio(1)
•Annaly’s Agency portfolio decreased modestly, representing 55% of dedicated capital(2), with activity focused on further rotation into higher coupon specified pools
•Actively managed the hedge portfolio throughout the quarter, primarily adding Treasury futures to offset market-driven extension and maintain a disciplined risk posture, ending the quarter with a hedge ratio of 100%
•Annaly’s Residential Credit portfolio was effectively unchanged at $10.4 billion(1), representing 23% of dedicated capital(2), with continued strong production from its whole loan correspondent channel including record loan fundings of $5.8 billion
•Annaly's MSR portfolio increased to $4.3 billion(1) in market value, representing 22% of dedicated capital(2); Onslow Bay is the sixth-largest non-bank servicer of Agency MBS(3)
Financing and Capital
•$8.5 billion of total assets available for financing(4), including cash and unencumbered Agency MBS of $4.2 billion
•During the quarter, Annaly Residential Credit Group issued twelve securitizations totaling a record $7.4 billion across a wide array of product types
–Remained the largest non-bank issuer and the second largest issuer overall of Prime Jumbo and Expanded Credit MBS(5)
•Average GAAP cost of interest-bearing liabilities of 4.34%, up six basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities of 4.03%, up seven basis points quarter-over-quarter
•Maintained warehouse capacity of $8.3 billion across our Residential Credit and MSR businesses, including $2.8 billion of committed capacity
•Announced redemption of all outstanding shares of the $442.5 million Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock(6)
•Raised $757 million of accretive capital through the Company’s at-the-market sales program(7)

"While the third quarter of 2026 was a challenging period for fixed income markets, which we were not immune to, we entered the quarter prepared for the volatility. Our cycle-low leverage and minimal duration exposure provided us with the flexibility to actively manage our portfolio while continuing to make attractive investments across our three strategies," remarked Chief Executive Officer & Co-Chief Investment Officer David Finkelstein. "Meanwhile, Annaly generated EAD of $0.80 per share, once again exceeding the common stock dividend and underscoring the durable earnings power of our platform.

"Looking ahead, we remain disciplined in our approach to capital allocation, leverage, liquidity and our hedge portfolio. We continue to see ample investment opportunities across each of our three strategies and we believe Annaly’s deep capital base, differentiated operating capabilities and active portfolio management position us well to deploy capital and generate compelling risk-adjusted returns."

(1) Total portfolio represents Annaly’s investments that are on-balance sheet and off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $42.5 billion, include TBA purchase contracts (market value) of $6.5 billion, include $4.1 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $2.2 billion.
(2) Dedicated capital for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets (including TBAs) and liabilities.
(3) Based on information aggregated from Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of September 30, 2026. Excludes transfer activity related to platform acquisitions.
(4) Comprised of $6.9 billion of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.6 billion of fair value of collateral pledged for future advances.
(5) Issuer ranking data from Inside Nonconforming Markets for 2025 to 2026 (October 9, 2026 issue). Used with permission.
(6) All outstanding shares of Annaly's 6.750% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock were redeemed subsequent to quarter end on October 1, 2026.
(7) Net of sales agent commissions and other offering expenses.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended September 30, 2026, June 30, 2026 and September 30, 2025:

	September 30, 2026	June 30, 2026	September 30, 2025
Book value per common share	$17.86	$20.15	$19.25
GAAP net income per average common share (1)	$(1.36)	$1.06	$1.21
Annualized GAAP return on average equity (2)	(24.35%)	19.88%	23.69%
GAAP leverage at period-end (3)	8.0:1	7.4:1	7.1:1
Net interest margin (4)	1.54%	1.47%	0.97%
Average yield on interest earning assets (5)	5.58%	5.44%	5.40%
Average GAAP cost of interest bearing liabilities (6)	4.34%	4.28%	4.73%
Net interest spread	1.24%	1.16%	0.67%
Non-GAAP metrics *
Earnings available for distribution per average common share (1)	$0.80	$0.79	$0.73
Annualized EAD return on average equity	15.86%	15.12%	14.70%
Economic leverage at period-end (3)	5.9:1	5.6:1	5.7:1
Net interest margin (excluding PAA) (4)	1.69%	1.76%	1.70%
Average yield on interest earning assets (excluding PAA) (5)	5.45%	5.46%	5.46%
Average economic cost of interest bearing liabilities (6)	4.03%	3.96%	3.96%
Net interest spread (excluding PAA)	1.42%	1.50%	1.50%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Net of dividends on preferred stock. The quarter ended September 30, 2025 includes cumulative and undeclared dividends of $3.7 million on the Company's 8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock (the "Series J Preferred Stock") as of September 30, 2025.
(2) Annualized GAAP return on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return on average equity is (6.09%), 4.97%, and 5.92% for the quarters ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, structured repurchase transactions (included within Debt issued by securitization vehicles) and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles (excluding structured repurchase transactions) and participations issued are non-recourse to us and are excluded from economic leverage.
(4) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and less economic interest expense divided by the sum of average Interest Earning Assets plus average outstanding TBA contract balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(5) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(6) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Net interest on variation margin related to interest rate swaps is included in the Net interest component of interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).

Other Information
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s beliefs and expectations, speak only as of the date on which they were made, and are subject to significant risks and uncertainties. Actual results could differ materially from those set forth in forward-looking statements. Factors that could cause actual results to differ from those contained in the forward-looking statements can be found in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Annaly undertakes no obligation to update or revise any forward-looking statements.

We use our website and LinkedIn account as additional channels for distributing material company information, along with our press releases, SEC filings and public conference calls and webcasts.

The Company prepares an investor presentation and financial supplement for the benefit of its shareholders. Please refer to the investor presentation for definitions of both GAAP and non-GAAP measures used in this news release. Both the Third Quarter 2026 Investor Presentation and the Third Quarter 2026 Financial Supplement can be found on our website.

Conference Call
The Company will hold the third quarter 2026 earnings conference call on October 21, 2026 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://registrations.events/direct/IDX71212VIP2npOaYFOwrG0Td. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 800-715-9871 within the U.S., or 646-307-1963 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 800-770-2030 for domestic calls and 609-800-9909 for international calls and the conference passcode is 71212#. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on News & Insights, then select Subscribe and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025 (1)	September 30, 2025
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets
Cash and cash equivalents	$2,180,894	$2,912,086	$1,912,444	$2,037,838	$2,096,696
Securities	86,897,746	89,515,485	88,473,681	91,287,630	85,062,725
Loans, net	6,869,820	7,280,979	7,230,876	5,020,784	4,008,299
Mortgage servicing rights	4,199,823	4,089,485	4,115,999	3,645,865	3,476,181
Interests in MSR	110,350	106,775	27,212	28,626	35,833
Assets transferred or pledged to securitization vehicles	42,459,566	38,256,690	34,207,738	32,067,433	29,512,309
Derivative assets	1,204,812	81,784	395,099	115,533	47,899
Reverse repurchase agreements	32,425	33,047	33,524	34,389	35,004
Receivable for unsettled trades	705,160	104,722	891,293	1,031	185,916
Principal and interest receivable	882,299	846,548	806,484	926,660	959,435
Intangible assets, net	4,708	5,380	6,053	6,726	7,398
Other assets	599,871	508,195	437,188	437,323	433,877
Total assets	$146,147,474	$143,741,176	$138,537,591	$135,609,838	$125,861,572
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$85,525,065	$86,895,874	$85,068,102	$81,865,723	$75,118,963
Other secured financing	1,125,000	1,125,000	1,125,000	1,075,000	1,025,000
Debt issued by securitization vehicles	38,380,269	34,366,098	30,719,417	28,918,753	26,601,790
Participations issued	2,200,562	2,553,709	2,484,018	1,932,655	1,831,657
U.S. Treasury securities sold, not yet purchased	—	—	—	2,396,724	2,442,570
Derivative liabilities	302,774	247,968	207,369	53,755	199,100
Payable for unsettled trades	1,108,206	331,586	1,522,750	2,059,386	2,604,278
Interest payable	319,589	420,764	347,607	380,688	285,080
Dividends payable	588,505	562,931	511,203	494,881	476,737
Other liabilities	703,118	258,870	226,314	272,362	279,818
Total liabilities	130,253,088	126,762,800	122,211,780	119,449,927	110,864,993
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,802,480	1,802,480	1,802,480	1,802,480	1,802,480
Common stock, par value $0.01 per share (3)	7,847	7,506	7,303	7,070	6,811
Additional paid-in capital	29,654,134	28,886,263	28,427,555	27,927,113	27,352,976
Accumulated other comprehensive income (loss)	(795,806)	(557,014)	(533,614)	(488,566)	(624,387)
Accumulated deficit	(14,848,732)	(13,213,859)	(13,429,615)	(13,157,325)	(13,626,983)
Total stockholders’ equity	15,819,923	16,925,376	16,274,109	16,090,772	14,910,897
Noncontrolling interests	74,463	53,000	51,702	69,139	85,682
Total equity	15,894,386	16,978,376	16,325,811	16,159,911	14,996,579
Total liabilities and equity	$146,147,474	$143,741,176	$138,537,591	$135,609,838	$125,861,572

(1) Derived from the audited consolidated financial statements at December 31, 2025.
(2) 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding. 8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock - Includes 11,500,000 shares authorized, and 11,000,000 issued and outstanding.
(3) Includes 1,456,750,000 shares authorized. Includes 784,673,349 shares issued and outstanding at September 30, 2026; 750,574,308 shares issued and outstanding at June 30, 2026; 730,290,500 shares issued and outstanding at March 31, 2026; 706,972,452 shares issued and outstanding at December 31, 2025; 681,052,317 shares issued and outstanding at September 30, 2025.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net interest income
Interest income	$1,970,425	$1,812,198	$1,724,930	$1,690,707	$1,532,497
Interest expense	1,426,813	1,324,005	1,272,239	1,324,128	1,256,747
Net interest income	543,612	488,193	452,691	366,579	275,750
Net servicing income
Servicing and related income	173,096	175,059	159,133	156,131	141,356
Servicing and related expense	17,087	17,835	16,580	16,485	15,104
Net servicing income	156,009	157,224	142,553	139,646	126,252
Other income (loss)
Net gains (losses) on investments and other	(4,721,745)	(318,503)	(672,119)	289,428	561,927
Net gains (losses) on derivatives	3,074,072	552,426	409,112	251,799	(92,308)
Other, net	16,895	13,521	9,323	13,952	13,959
Total other income (loss)	(1,630,778)	247,444	(253,684)	555,179	483,578
General and administrative expenses
Compensation expense	41,185	44,640	41,384	39,279	38,393
Other general and administrative expenses	12,021	13,549	11,180	11,928	11,947
Total general and administrative expenses	53,206	58,189	52,564	51,207	50,340
Income (loss) before income taxes	(984,363)	834,672	288,996	1,010,197	835,240
Income taxes	16,335	6,899	(1,519)	(7,754)	(7,823)
Net income (loss)	(1,000,698)	827,773	290,515	1,017,951	843,063
Net income (loss) attributable to noncontrolling interests	1,061	5,100	7,863	4,457	10,618
Net income (loss) attributable to Annaly	(1,001,759)	822,673	282,652	1,013,494	832,445
Dividends on preferred stock (1)	41,305	41,036	40,652	42,387	41,127
Net income (loss) available (related) to common stockholders	$(1,043,064)	$781,637	$242,000	$971,107	$791,318
Net income (loss) per share available (related) to common stockholders
Basic	$(1.36)	$1.06	$0.33	$1.40	$1.21
Diluted	$(1.36)	$1.06	$0.33	$1.40	$1.20
Weighted average number of common shares outstanding
Basic	764,359,434	738,926,270	722,707,153	693,011,031	656,335,974
Diluted	764,359,434	740,256,247	724,364,897	695,034,348	657,856,427
Other comprehensive income (loss)
Net income (loss)	$(1,000,698)	$827,773	$290,515	$1,017,951	$843,063
Unrealized gains (losses) on available-for-sale securities	(250,449)	(23,400)	(45,048)	74,992	113,281
Reclassification adjustment for net (gains) losses included in net income (loss)	11,657	—	—	60,829	2,378
Other comprehensive income (loss)	(238,792)	(23,400)	(45,048)	135,821	115,659
Comprehensive income (loss)	(1,239,490)	804,373	245,467	1,153,772	958,722
Comprehensive income (loss) attributable to noncontrolling interests	1,061	5,100	7,863	4,457	10,618
Comprehensive income (loss) attributable to Annaly	(1,240,551)	799,273	237,604	1,149,315	948,104
Dividends on preferred stock (1)	41,305	41,036	40,652	42,387	41,127
Comprehensive income (loss) attributable to common stockholders	$(1,281,856)	$758,237	$196,952	$1,106,928	$906,977

(1) The quarter ended December 31, 2025 excludes, and the quarter ended September 30, 2025 includes, cumulative and undeclared dividends of $3.7 million on the Company's Series J Preferred Stock as of September 30, 2025.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the nine months ended
	September 30, 2026	September 30, 2025
	(unaudited)	(unaudited)
Net interest income
Interest income	$5,507,553	$4,268,498
Interest expense	4,023,057	3,499,577
Net interest income	1,484,496	768,921
Net servicing income
Servicing and related income	507,288	423,461
Servicing and related expense	51,502	43,788
Net servicing income	455,786	379,673
Other income (loss)
Net gains (losses) on investments and other	(5,712,367)	1,456,242
Net gains (losses) on derivatives	4,035,610	(1,458,960)
Other, net	39,739	37,169
Total other income (loss)	(1,637,018)	34,451
General and administrative expenses
Compensation expense	127,209	112,273
Other general and administrative expenses	36,750	36,149
Total general and administrative expenses	163,959	148,422
Income (loss) before income taxes	139,305	1,034,623
Income taxes	21,715	884
Net income (loss)	117,590	1,033,739
Net income (loss) attributable to noncontrolling interests	14,024	19,971
Net income (loss) attributable to Annaly	103,566	1,013,768
Dividends on preferred stock (1)	122,993	115,544
Net income (loss) available (related) to common stockholders	$(19,427)	$898,224
Net income (loss) per share available (related) to common stockholders
Basic	$(0.03)	$1.45
Diluted	$(0.03)	$1.44
Weighted average number of common shares outstanding
Basic	742,107,269	621,484,893
Diluted	742,107,269	622,768,481
Other comprehensive income (loss)
Net income (loss)	$117,590	$1,033,739
Unrealized gains (losses) on available-for-sale securities	(318,897)	311,717
Reclassification adjustment for net (gains) losses included in net income (loss)	11,657	81,578
Other comprehensive income (loss)	(307,240)	393,295
Comprehensive income (loss)	(189,650)	1,427,034
Comprehensive income (loss) attributable to noncontrolling interests	14,024	19,971
Comprehensive income (loss) attributable to Annaly	(203,674)	1,407,063
Dividends on preferred stock (1)	122,993	115,544
Comprehensive income (loss) attributable to common stockholders	$(326,667)	$1,291,519

(1) The nine months ended September 30, 2025 includes cumulative and undeclared dividends of $3.7 million on the Company's Series J Preferred Stock as of September 30, 2025.

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Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended September 30, 2026, June 30, 2026 and September 30, 2025:

	September 30, 2026	June 30, 2026	September 30, 2025
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	99%	99%	99%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	1%	1%	1%
Weighted average experienced CPR for the period	9.6%	11.6%	8.6%
Weighted average projected long-term CPR at period-end	8.6%	11.0%	10.4%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	30	33	49
Hedge ratio (1)	100%	97%	92%
Weighted average pay rate on interest rate swaps at period-end (2)	3.19%	3.20%	3.16%
Weighted average receive rate on interest rate swaps at period-end (2)	3.97%	3.73%	4.27%
Weighted average net rate on interest rate swaps at period-end (2)	(0.78%)	(0.53%)	(1.11%)
GAAP leverage at period-end (3)	8.0:1	7.4:1	7.1:1
GAAP capital ratio at period-end (4)	10.9%	11.8%	11.9%
Performance related metrics
Book value per common share	$17.86	$20.15	$19.25
GAAP net income per average common share (5)	$(1.36)	$1.06	$1.21
Annualized GAAP return on average equity (6)	(24.35%)	19.88%	23.69%
Net interest margin (7)	1.54%	1.47%	0.97%
Average yield on interest earning assets (8)	5.58%	5.44%	5.40%
Average GAAP cost of interest bearing liabilities (9)	4.34%	4.28%	4.73%
Net interest spread	1.24%	1.16%	0.67%
Dividend declared per common share	$0.75	$0.75	$0.70
Annualized dividend yield (10)	15.88%	13.42%	13.85%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.80	$0.79	$0.73
Annualized EAD return on average equity (excluding PAA)	15.86%	15.12%	14.70%
Economic leverage at period-end (3)	5.9:1	5.6:1	5.7:1
Economic capital ratio at period end (4)	14.2%	14.9%	14.8%
Net interest margin (excluding PAA) (7)	1.69%	1.76%	1.70%
Average yield on interest earning assets (excluding PAA) (8)	5.45%	5.46%	5.46%
Average economic cost of interest bearing liabilities (9)	4.03%	3.96%	3.96%
Net interest spread (excluding PAA)	1.42%	1.50%	1.50%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding long receiver swaptions), futures and U.S. Treasury securities sold, not yet purchased, relative to repurchase agreements, other secured financing, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, structured repurchase transactions (included within Debt issued by securitization vehicles) and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles (excluding structured repurchase transactions) and participations issued are non-recourse to us and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles (excluding structured repurchase transactions) and participations issued.
(5) Net of dividends on preferred stock. The quarter ended September 30, 2025 includes cumulative and undeclared dividends of $3.7 million on the Company's Series J Preferred Stock as of September 30, 2025.
(6) Annualized GAAP return on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return on average equity is (6.09%), 4.97% and 5.92% for the quarters ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
(7) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income less economic interest expense divided by the sum of average interest earning assets plus average TBA contract balances.
(8) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(9) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Net interest on variation margin related to interest rate swaps is included in the Net interest component of interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).
(10) Based on the closing price of the Company’s common stock of $18.89, $22.36 and $20.21 at September 30, 2026, June 30, 2026 and September 30, 2025, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	September 30, 2026	June 30, 2026	September 30, 2025
Agency mortgage-backed securities	$85,294,151	$87,768,578	$83,317,819
Residential credit risk transfer securities	69	46,872	330,647
Non-agency mortgage-backed securities	1,603,526	1,565,016	1,414,259
Commercial mortgage-backed securities	—	135,019	—
Total securities	$86,897,746	$89,515,485	$85,062,725
Residential mortgage loans	$6,869,820	$7,280,979	$4,008,299
Total loans, net	$6,869,820	$7,280,979	$4,008,299
Mortgage servicing rights	$4,199,823	$4,089,485	$3,476,181
Interests in MSR	$110,350	$106,775	$35,833
Residential mortgage loans transferred or pledged to securitization vehicles	$42,459,566	$38,256,690	$29,512,309
Assets transferred or pledged to securitization vehicles	$42,459,566	$38,256,690	$29,512,309
Total investment portfolio	$140,537,305	$139,249,414	$122,095,347

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution ("EAD");
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.
The following table presents a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(1,000,698)	$827,773	$843,063
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other (1)	4,728,272	316,206	(560,957)
Net (gains) losses on derivatives (2)	(2,982,293)	(464,968)	284,199
Other adjustments
Amortization of intangibles	672	673	673
Non-EAD (income) loss allocated to equity method investments (3)	—	—	376
Transaction expenses and non-recurring items (4)	10,738	10,246	8,117
Income tax effect of non-EAD income (loss) items	13,820	5,044	(6,742)
TBA dollar roll income (5)	18,803	17,904	9,019
MSR amortization (6)	(93,570)	(89,816)	(72,081)
EAD attributable to noncontrolling interests	(2,086)	(2,476)	(4,175)
Premium amortization adjustment cost (benefit)	(44,518)	7,081	18,390
Earnings available for distribution *	649,140	627,667	519,882
Dividends on preferred stock (7)	41,305	41,036	41,127
Earnings available for distribution attributable to common stockholders *	$607,835	$586,631	$478,755
GAAP net income (loss) per average common share	$(1.36)	$1.06	$1.21
Earnings available for distribution per average common share *	$0.80	$0.79	$0.73
Annualized GAAP return (loss) on average equity (8)	(24.35%)	19.88%	23.69%
Annualized EAD return on average equity *	15.86%	15.12%	14.70%
* Represents a non-GAAP financial measure.
(1) Includes write-downs or recoveries on investments which are reported in Other, net in the Company's Consolidated Statements of Comprehensive Income (Loss).
(2) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $91.8 million, $87.5 million and $191.9 million for the quarters ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
(3) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(4) Represents costs incurred in connection with securitizations of residential whole loans.
(5) TBA dollar roll income represents a component of Net gains (losses) on derivatives.
(6) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.
(7) The quarter ended September 30, 2025 includes cumulative and undeclared dividends of $3.7 million on the Company's Series J Preferred Stock as of September 30, 2025.
(8) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is (6.09%), 4.97%, and 5.92% for the quarters ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives.
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss).
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended September 30, 2026, June 30, 2026 and September 30, 2025:

	For the quarters ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(dollars in thousands)
Premium amortization expense (accretion)	$18,422	$52,423	$36,719
Less: PAA cost (benefit)	(44,518)	7,081	18,390
Premium amortization expense (excluding PAA)	$62,940	$45,342	$18,329

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, structured repurchase transactions (included within Debt issued by securitization vehicles) and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles (excluding structured repurchase transactions) and participations issued are non-recourse to us and are excluded from economic leverage.
The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	September 30, 2026	June 30, 2026	September 30, 2025
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$85,525,065	$86,895,874	$75,118,963
Other secured financing	1,125,000	1,125,000	1,025,000
Debt issued by securitization vehicles	38,380,269	34,366,098	26,601,790
Participations issued	2,200,562	2,553,709	1,831,657
U.S Treasury securities sold, not yet purchased	—	—	2,442,570
Total GAAP debt	$127,230,896	$124,940,681	$107,019,980
Less Non-recourse debt:
Debt issued by securitization vehicles (1)	$(38,136,634)	$(34,114,655)	$(26,601,790)
Participations issued	(2,200,562)	(2,553,709)	(1,831,657)
Total recourse debt	$86,893,700	$88,272,317	$78,586,533
Plus / (Less):
Cost basis of TBA derivatives	$6,710,766	$7,169,573	$3,981,439
Payable for unsettled trades	1,108,206	331,586	2,604,278
Receivable for unsettled trades	(705,160)	(104,722)	(185,916)
Economic debt *	$94,007,512	$95,668,754	$84,986,334
Total equity	$15,894,386	$16,978,376	$14,996,579
Economic leverage ratio *	5.9:1	5.6:1	5.7:1

* Represents a non-GAAP financial measure. (1) Non-recourse debt excludes debt issued by securitization vehicles related to structured repurchase transactions.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	September 30, 2026	June 30, 2026	September 30, 2025
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$146,147,474	$143,741,176	$125,861,572
Less:
Gross unrealized gains on TBA derivatives (1)	(34,383)	(50,393)	(24,074)
Debt issued by securitization vehicles (2)	(38,136,634)	(34,114,655)	(26,601,790)
Participations issued	(2,200,562)	(2,553,709)	(1,831,657)
Plus:
Implied market value of TBA derivatives	6,488,723	7,216,874	3,991,915
Total economic assets *	$112,264,618	$114,239,293	$101,395,966
Total equity	$15,894,386	$16,978,376	$14,996,579
Economic capital ratio *	14.2%	14.9%	14.8%

* Represents a non-GAAP financial measure.
(1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.
(2) Excludes debt issued by securitization vehicles related to structured repurchase transactions.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense, the net interest component of interest rate swaps (which includes net interest on variation margin related to interest rate swaps) and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon ("MAC") interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss).
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	September 30, 2026	June 30, 2026	September 30, 2025
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$1,970,425	$1,812,198	$1,532,497
Premium amortization adjustment	(44,518)	7,081	18,390
Interest income (excluding PAA) *	$1,925,907	$1,819,279	$1,550,887
Economic interest expense reconciliation
GAAP interest expense	$1,426,813	$1,324,005	$1,256,747
Add:
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps (1)	(104,133)	(98,841)	(205,030)
Economic interest expense *	$1,322,680	$1,225,164	$1,051,717
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$1,925,907	$1,819,279	$1,550,887
Less:
Economic interest expense *	1,322,680	1,225,164	1,051,717
Economic net interest income (excluding PAA) *	$603,227	$594,115	$499,170

* Represents a non-GAAP financial measure.
(1) Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss).

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income less economic interest expense divided by the sum of average interest earning assets plus average TBA contract balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	September 30, 2026	June 30, 2026	September 30, 2025
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$141,338,058	$133,263,735	$113,522,223
Interest income (excluding PAA) *	$1,925,907	$1,819,279	$1,550,887
Average yield on interest earning assets (excluding PAA) *	5.45%	5.46%	5.46%
Average interest bearing liabilities	$129,667,247	$122,802,541	$103,994,302
Economic interest expense *	$1,322,680	$1,225,164	$1,051,717
Average economic cost of interest bearing liabilities *	4.03%	3.96%	3.96%
Economic net interest income (excluding PAA) *	$603,227	$594,115	$499,170
Net interest spread (excluding PAA) *	1.42%	1.50%	1.50%
Interest income (excluding PAA) *	$1,925,907	$1,819,279	$1,550,887
TBA dollar roll income	18,803	17,904	9,019
Economic interest expense *	(1,322,680)	(1,225,164)	(1,051,717)
Subtotal	$622,030	$612,019	$508,189
Average interest earnings assets	$141,338,058	$133,263,735	$113,522,223
Average TBA contract balances	5,624,613	6,088,214	6,356,708
Subtotal	$146,962,671	$139,351,949	$119,878,931
Net interest margin (excluding PAA) *	1.69%	1.76%	1.70%
* Represents a non-GAAP financial measure.